Exhibit 99.1

Corner Growth Acquisition Corp. 2 Announces Plan to Make Additional Contributions to Trust Account in Support of Extension Amendment Proposal

If approved, the Sponsor will make additional monthly contributions to the trust account during the extension period

The proposal will be voted on by shareholders at the upcoming extraordinary general meeting of shareholders on June 15, 2022

PALO ALTO, Calif., June 13, 2022 – Corner Growth Acquisition Corp. 2 (NASDAQ: TRONU, TRON, TRONW) ("Corner Growth" or the "Company") announced today that it reaffirmed its intention to support the proposal (the “Extension Amendment Proposal”) to amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate its initial business combination.

The purpose of the Extension is to allow the Company more time to complete an initial business combination. The Extension Amendment Proposal will also allow the Company, without another shareholder vote, to elect to extend the date to consummate a business combination on a monthly basis up to eight times.

In order to support this proposal, the Company and CGA Sponsor, 2 LLC (the “Sponsor”) have agreed to deposit into the trust account an aggregate of $0.033 per share for each month (the “Monthly Contribution”) of the Extension period up and until October 21, 2022, pro-rated for partial months during the Extension period. The period from June 21, 2022, through October 21, 2022, is the “Guaranteed Payment Period.”

If the Company elects to further extend the Extended Date beyond October 21, 2022 in accordance with the Extension Proposal and upon the completion of the Guaranteed Payment Period, the holders of Class A ordinary shares who do not redeem their shares in connection with the Extension Proposal will be provided with the opportunity to redeem their shares on or about October 21, 2022.

Funding of the Monthly Contribution is described in further detail in the Company’s Form 8K, filed with the SEC on June 10, 2022.

The Extension Amendment Proposal will be voted on by shareholders at the upcoming extraordinary general meeting of shareholders on June 15, 2022 (the “Extraordinary General Meeting”) and is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission (“SEC”) on May 31, 2022.

The Extraordinary General Meeting will be held in person and virtually at 1:00 p.m. Eastern Time on June 15, 2022, at the offices of Ropes & Gray LLP located at 1211 Avenue of the Americas, New York, New York 10036, or at such other time, on such other date and at such other place at which the meeting may be adjourned or postponed. Further detail related to attendance and voting is described in the Company’s Proxy Statement.

About Corner Growth Acquisition Corp. 2

Corner Growth Acquisition Corp. 2 is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Led by Co-Chairman John Cadeddu, Co-Chairman and Chief Executive Officer Marvin Tien and a team of venture capital investors, the Company raised $185 Million in an IPO in June of 2021.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Company’s commitment to funding the Monthly Contributions, the Company’s expectations with respect to future performance and anticipated financial impacts of the non-binding letter of intent that it has entered into with a differentiated food tech platform for an initial business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:

Kevin Tanaka, Director of Corporate Development, Corner Growth Acquisition Corp. 2, kevin@cornercapitalmgmt.com

Media Contact:

Brian Ruby, ICR, Brian.ruby@icrinc.com